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                                                                       Exhibit 6



                                 DISTRIBUTION AGREEMENT

         Agreement made as of October 30, 1998, between ING Funds Trust, a Delaware business trust (the "Trust"), on behalf of each of its investment company portfolios listed in Schedule A attached, which may be amended from time to time (each a "Fund" and collectively the "Funds") and ING Funds Distributor, Inc., (the "Distributor").

         WHEREAS, the Trust is an open-end management investment company, organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the each Fund's Class A, Class B, Class C and Class X shares (the "Shares") from and after the date hereof in order to promote the growth of the Funds and facilitate the distribution of their Shares; and

         WHEREAS, it is contemplated that the Trust on behalf of the Funds will adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") authorizing the payment by the Funds to the Distributor with respect to the distribution of their Shares and the maintenance of shareholder accounts.

         NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:


         1.       Services as Distributor.

                  1.1 Distributor (i) will act as agent for the distribution of the Shares covered by the registration statement of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and (ii) will perform such additional services as are provided in this Section 1 (collectively, the "Services"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the statement of additional information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" for purposes of this Agreement shall mean each form of Prospectus and statement of additional information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of
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the above-referenced registration statements, together with any amendments and supplements thereto.

                  1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of the Funds. The Trust further understands that investors and potential investors in the Funds may invest in shares of such other Investment Companies. The Trust agrees that Distributor's duties to such Investment Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                  To the extent not compensated by the Trust's Rule 12b-1 Plan, the Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of broker-dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), all rules and regulations promulgated by the Commission under the 1940 Act and 1934 Act, thereunder and all rules and regulations adopted by any securities association.

                  1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds of the Trust.

                  1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

                  1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

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                  1.9 The Trust shall furnish from time to time, for use in
connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

                  1.10 The Trust represents to Distributor that, with respect to the Shares, the registration statement, and amendments thereto, filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and amendments thereto, contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement are true and correct. Furthermore, the registration statement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.11 The Trust authorizes Distributor and dealers to use any Prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any Prospectus or necessary to make the statements in either thereof not misleading; provided,

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however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any Prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

                  The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                  This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

                  1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in

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information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor shall have the right of first control of the defense of any action brought against the Trust, its officers or Trustees, or any such controlling person, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.

                  1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's Prospectus, Trust Instrument or Bylaws.

                  1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                           (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

                           (b)      in the event of the issuance by the
                                    Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

                           (d) of all action of the Commission with respect to any amendment to any registration statement or Prospectus which may from time to time be filed with the Commission.

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

                  For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  1.16 This Agreement shall be governed by the laws of the State of New York.


                  2.       Fee.

                  Distributor shall receive from the Funds identified in Schedule A hereto (the "Distribution Plan Funds") all amounts received as sales charges as described in the Funds' most current Prospectus. Out of such sales charges, the Distributor may allow such concessions or reallowances to dealers as it may from time to time determine. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

         3.       Sale and Payment.

                  Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Rule 12b-1 Distribution Plan. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares". Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

                  3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

                  3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order

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
an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

         4.       Public Offering Price.

                  The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Trust Instrument and Bylaws of the Trust and the then-current Prospectus of the Load Fund.

         5.       Issuance of Shares.

                  The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

         6.       Term, Duration and Termination.

                  The initial term of this Agreement (the "Initial Term") shall be for a period of one year commencing on the date this Agreement is executed by both parties. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.) In the event this Agreement is terminated by the Trust, the Distributor shall be entitled to be paid any applicable contingent deferred sales charges (as

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contemplated by Section 2 of this Agreement) on the redemption of shares sold prior to the effective date of such termination.




                                       8
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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


ING FUNDS TRUST                               ING FUNDS DISTRIBUTOR, INC.


By:                                           By:


Title:                               Title:


Date:                                Date:





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                                   SCHEDULE A



ING Money Market Fund

ING U.S. Treasury Money Market Fund

ING Intermediate Bond Fund

ING High Yield Bond Fund

ING International Fixed Income Fund

ING Mortgage Income Fund

ING Federal Tax-Exempt Bond Fund

ING Large Cap Growth Fund

ING Growth and Income Fund

ING Mid Cap Growth Fund

ING Small Cap Growth Fund

ING Balanced Fund

ING Global Brand Names Fund

ING International Equity Fund

ING Emerging Markets Equity Fund

ING European Equity Fund

ING Tax Efficient Equity Fund

ING Best Focus Fund

ING Global Information Technology Fund

ING Global Real Estate Fund

                                 ING FUNDS TRUST
                                     CLASS A
                         DISTRIBUTION PLAN AND AGREEMENT

         This Plan and Agreement (the "Plan") constitutes the distribution Plan for the Class A shares of the portfolio series (each a "Fund" and collectively the "Funds") of ING Funds Trust, a Delaware business trust (the "Trust"), adopted pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act") and the related agreement between the Trust and ING Funds Distributor Inc. (the "Distributor"). During the effective term of this Plan, the Fund may incur expenses primarily intended to result in the sale of its Class A shares upon the terms and conditions hereinafter set forth:

 SECTION 1. The Fund shall pay to the Distributor a monthly fee at the annual rate of 0.50% of the average net asset value of the Class A shares of the Fund, as determined at the close of each business day during the month (the "Monthly Limitation"), to compensate the Distributor for services provided and expenses incurred by it in connection with the offering of the Fund's Class A shares, which may include, without limitation, (i) the payment by the Distributor to investment dealers of commissions on the sale of Class A shares as set forth in the then current Prospectus or Statement of Additional Information of the Fund;
(ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class A shares; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on its unreimbursed Carry Forward Expenses (as hereinafter defined) at the rate paid by the Distributor or, if such amounts are financed by the Distributor by its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the Distributor with the approval of the Qualified Trustees, as defined below); and (iv) other direct distribution costs of the type approved by the Board of Trustees, including without limitation the costs of sales literature, advertising and prospectuses, (other than those furnished to current shareholders) and state "blue sky" registration expenses. Such fees shall be payable for each month within 15 days after the close of such month. The Distributor's cost of providing the above mentioned services are hereinafter collectively referred to as "Distribution Costs". Carry Forward Expenses are Distribution Costs that are not paid in the fiscal month in which they arise because they exceed the Monthly Limitation. A majority of the Qualified Trustees, may, from time to time, reduce the amount of such payments, or may suspend the operation of the Plan for such period or periods of time as they may determine.

 SECTION 2. This Plan shall not take effect until: (a) it has been approved by a vote of a majority of the outstanding Class A shares of the Fund; (b) it has been approved, together with any related agreements, by votes of the majority (or whatever greater ercentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement; and (c) the Fund has received the proceeds of the initial public offering of its Class A shares.

 SECTION 3. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 2(b).

 SECTION 4. The Distributor shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

 SECTION 5. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class A shares of the Fund. In the event of such termination, the Board and its Qualified Trustees shall determine whether the Distributor is entitled to payment from the Fund of all Carry Forward Expenses and related costs properly incurred in respect of Shares sold prior to the effective date of such termination, and whether the Fund shall continue to make payment to the Distributor in the amount the Distributor is entitled to retain under Section 1 hereof, until such time as the Distributor has been reimbursed for all such amounts by the Fund and by retaining CDSC payments.

 SECTION 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:
(a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class A shares of the Fund, on not more than 60 days' written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

 SECTION 7. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding Class A shares of the Fund and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 2(b).

 SECTION 8. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the term "majority of the outstanding Class A shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (i) of the holders of 67% or more of the Class A shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Class A shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (ii) of the holders of more than 50% of he outstanding shares of the Class of shares of the Fund entitled to vote at such meeting, whichever is less, and (c) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

SECTION 9. So long as the Plan is in effect, the selection and nomination of the Trust's Qualified Trustees shall be committed to the discretion of such Qualified Trustees. This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, on behalf of the Funds, and the Distributor as evidenced by their execution hereof.


 Executed as of October 30, 1998

ING FUNDS TRUST.                   ING FUNDS DISTRIBUTOR, INC.


By: -------------------                              By: -----------------------

                                 ING FUNDS TRUST
                                     CLASS B
                                     CLASS C
                                     CLASS X
                         DISTRIBUTION PLAN AND AGREEMENT

         This Plan and Agreement (the "Plan") constitutes the distribution Plan for the Class B, C and X shares of the portfolio series (each a "Fund" and collectively the "Funds") of ING Funds Trust, a Delaware business trust (the "Trust"), adopted pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act") and the related agreement between the Trust and ING Funds Distributor Inc. (the "Distributor"). During the effective term of this Plan, the Fund may incur expenses primarily intended to result in the sale of its Class B, C and X shares upon the terms and conditions hereinafter set forth:

 SECTION 1. The Fund shall pay to the Distributor a monthly fee at the annual rate of 0.75% of the average net asset value of the Class B, C and X shares of the Fund, as determined at the close of each business day during the month (the "Monthly Limitation"), to compensate the Distributor for services provided and expenses incurred by it in connection with the offering of the Fund's Class B, C and X shares, which may include, without limitation, (i) the payment by the Distributor to investment dealers of commissions on the sale of Class B, C or X shares as set forth in the then current Prospectus or Statement of Additional Information of the Fund; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class B, C or X shares; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on its unreimbursed Carry Forward Expenses (as hereinafter defined) at the rate paid by the Distributor or, if such amounts are financed by the Distributor by its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the Distributor with the approval of the Qualified Trustees, as defined below); and
(iv) other direct distribution costs of the type approved by the Board, including, without limitation, the costs of sales literature, advertising and prospectuses, (other than those furnished to current shareholders) and state "blue sky" registration expenses. Such fees shall be payable for each month within 15 days after the close of such month. The Distributor's cost of providing the above mentioned services are hereinafter collectively referred to as "Distribution Costs". Carry Forward Expenses are Distribution Costs that are not paid in the fiscal month in which they arise because they exceed the Monthly Limitation. A majority of the Qualified Trustees, may, from time to time, reduce the amount of such payments, or may suspend the operation of the Plan for such period or periods of time as they may determine.

 SECTION 2. This Plan shall not take effect until: (a) it has been approved by a vote of a majority of the outstanding Class B, Class C and Class X shares of the Fund; (b) it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement; and (c) the Fund has received the proceeds of the initial public offering of its Class B, Class C and Class X shares.

 SECTION 3. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 2(b).

 SECTION 4. The Distributor shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

 SECTION 5. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class B, Class C or Class X shares of the Fund. In the event of such termination, the Board and its Qualified Trustees shall determine whether the Distributor is entitled to payment from the Fund of all Carry Forward Expenses and related costs properly incurred in respect of Shares sold prior to the effective date of such termination, and whether the Fund shall continue to make payment to the Distributor in the amount the Distributor is entitled to retain under Section 1 hereof, until such time as the Distributor has been reimbursed for all such amounts by the Fund and by retaining CDSC payments.

 SECTION 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:
(a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class B, Class C or Class X shares of the Fund, on not more than 60 days' written notice to any other party to the agreement; and
(b) that such agreement shall terminate automatically in the event of its assignment.

 SECTION 7. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding Class B, Class C or Class X shares of the Fund and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 2(b).

 SECTION 8. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the term "majority of the outstanding Class B and Class X shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (i) of the holders of 67% or more of the Class B or Class X shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Class B, Class C or Class X shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (ii) of the holders of more than 50% of the outstanding shares of the Class of shares of the Fund entitled to vote at such meeting, whichever is less, and (c) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

SECTION 9. So long as the Plan is in effect, the selection and nomination of the Trust's Qualified Trustees shall be committed to the discretion of such Qualified Trustees. This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, on behalf of the Funds, and the Distributor as evidenced by their execution hereof.


 Executed as of October 30, 1998

ING FUNDS TRUST.              ING FUNDS DISTRIBUTOR, INC.


By: ----------------                            By: ------------------------